FOR IMMEDIATE RELEASE

             GURUNET ANNOUNCES THIRD QUARTER 2004 FINANCIAL RESULTS

GURUNET TO HOLD INVESTOR CONFERENCE CALL NOVEMBER 29, 2004, AT 4:30 PM EST


WESLEY HILLS, NY, November 29, 2004 -- GuruNet Corporation (AMEX: GRU), a leading reference search engine, today announced its financial results for the third quarter of 2004, the last quarter before its Initial Public Offering on October 13, 2004.

On September 30, 2004, the Company had cash and cash equivalents of $651,871. On October 13, 2004, the Company completed its IPO of 2.35 million shares of its common stock at $5.00 per share pursuant to a Registration Statement on Form SB-2. Additionally, the underwriters exercised their over-allotment option and purchased 352,500 additional shares of the Company's common stock on November 18, 2004. Total proceeds, including the exercise of the over-allotment option, were approximately $10,800,000, net of underwriting fees and estimated offering expenses. In conjunction with the offering, the Company repaid $3,160,000 of the Bridge notes that it incurred in January 2004.

Revenues for the three and nine months ended September 30, 2004, were $53,163 and $117,038, respectively, compared to $10,604 and $19,080, respectively, for the same period in 2003. The operating losses for the three and nine months ending September 30, 2004 were $757,549 and $2,442,920, respectively, compared to operating losses of $690,440 and $2,158,626 for the same periods in 2003. The net loss for the third quarter of 2004 was $2,168,527, or $1.26 per share, compared to a net loss of $713,230, or $2.02 per share, for the same period in 2003. The net loss for the nine months ended September 30, 2004 was $5,735,388, or $3.64 per share, compared to a net loss of $2,149,023, or $6.07 per share, for the same period in 2003. The primary reason for the increase in the net loss for the three and nine months ending September 30, 2004 compared to the same periods in 2003 is the increase in operating losses noted earlier and increases in interest expense, net, of $1,398,450 and $3,253,879, respectively. Interest expense, net, for the three and nine months ended September 30, 2004 includes approximately $1,165,000 and $2,852,000 of non-cash charges resulting from the amortization of note discounts and deferred charges relating to the convertible bridge notes, which are described in the footnotes to the financial statements.

Commenting on the quarter, Robert Rosenschein, GuruNet's Chairman and CEO, said, "We are pleased with our progress and recognition achieved in the third quarter. As a result of partnerships with leading websites such as Amazon and FindWhat we believe that GuruNet is on the road to becoming a premier reference search tool on the Internet. With the company's expanded resources as a result of our successful IPO, we will be able to better respond to the heightened interest we are seeing in our products. These resources will allow the company to fulfill its mission: to offer users an easier way to find accurate information on the Web."

GuruNet will host a conference call today, Monday, November 29; at 4:30 PM EST. Hosting the call will be Robert S. Rosenschein, Chairman and Chief Executive Officer. To participate in the conference call, please call 888-889-2497 (toll-free US and Canada) or 973-582-2710 (direct dial / international). The conference call will also will be available for replay at www.gurunet.com, for a period of 15 days after the call.

ABOUT GURUNET

Founded in 1999 by Robert Rosenschein, GuruNet Corporation (WWW.GURUNET.COM), formerly known as Atomica Corporation, provides patented technology and software tools to access authoritative definitions and facts from over 100 reference sources and over 750,000 topics over the Internet.

CAUTIONARY STATEMENT

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including our inability to increase the number of persons who use our products and the number of partners who will generate increase traffic to our sites, and other risk factors identified from time to time in our SEC reports, including, but not limited to, the registration statement on Form SB-2 filed in connection with our initial public offering in October 2004. Any forward-looking statements set forth in this news release speak only as of the date of this news release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.gurunet.com. The information in GuruNet's website is not incorporated by reference into this press release and is included as an inactive textual reference only.

(Tables to follow)

PRESS CONTACT:
ir@gurunet.com
JAY BAILEY
866-576-0352

SELECTED CONSOLIDATED FINANCIAL DATA

STATEMENTS OF OPERATIONS:

                                                         Three Months Ended September 30,         Nine Months Ended September 30,
                                                         (unaudited)                              (unaudited)
                                                         2004                   2003              2004                   2003
         Revenue                                         53,163                 10,604            117,038                19,080
                               Cost of revenue           157,854                149,599           433,612                538,182
                                                         -----------            -----------       -----------            -----------

         Gross margin                                    (104,691)              (138,995)         (316,574)              (519,102)
                                                         -----------            -----------       -----------            -----------

                            Operating expenses
                      Research and development           271,489                233,688           789,962                736,647
                           Sales and marketing           159,564                148,168           700,049                356,435
                    General and administrative           221,805                169,589           636,335                546,442
                                                         -----------            -----------       -----------            -----------

         Total operating expenses                        652,858                551,445           2,126,346              1,639,524
                                                         -----------            -----------       -----------            -----------

         Operating loss                                  (757,549)              (690,440)         (2,442,920)            (2,158,626)

                Interest income (expense), net           (1,397,322)            1,128             (3,247,774)            6,105
                   Other income (expense), net           (6,646)                (23,918)          (10,671)               3,498
                                                         -----------            -----------       -----------            -----------

         Loss before income taxes                        (2,161,517)            (713,230)         (5,701,365)            (2,149,023)

         Income tax expenses                             (7,010)                --                (34,023)               --
                                                         -----------            -----------       -----------            -----------

         Net loss                                        (2,168,527)            (713,230)         (5,735,388)            (2,149,023)
                                                         ===========            ===========       ===========            ===========

         Basic and diluted net loss per common share     (1.26)                 (2.02)            (3.64)                 (6.07)
                                                         ===========            ===========       ===========            ===========

         Weighted average shares used in computing
   basic and diluted net loss per common share           1,727,373              353,876           1,574,923              353,876
                                                         ===========            ===========       ===========            ===========

BALANCE SHEETS:

The following table summarizes our balance sheet data as of December 31, 2003, September 30, 2004 and September 30, 2004 as adjusted for the following events:

     o proceeds of the IPO, including the exercise of the over-allotment option, of approximately $10,800,000, net of underwriting fees and estimated offering expenses of approximately $2,700,000;

     o interest (cash and non-cash charges relating to the bridge note discounts and deferred charges) through the IPO effective date, October 13, 2004; and

     o the conversion of $1,840,000 principal amount of our outstanding bridge notes into 490,678 shares of common stock, and the repayment of the other $3,160,000 of bridge notes.

                                                                                                              As of December
                                                                             As of September 30, 2004               31, 2003
                                                         --------------------------------------------  ---------------------
                                                         As adjusted            Actual                 Actual
                                                         ---------------------  ---------------------  ---------------------
                                                         (Unaudited)            (Unaudited)            (Audited)
                                                         ---------------------  ---------------------  ---------------------
                                                         $                      $                      $
                                                         ---------------------  ---------------------  ---------------------

                     Cash and cash equivalents           8,658,646              651,871                123,752
                  Working capital (deficiency)           8,139,791              (2,837,570)            (752,934)
                                  Total assets           9,953,582              3,495,433              1,043,292
                         Long-term liabilities           1,091,126              1,091,126              1,023,521
          Total stockholders' equity (deficit)           7,962,840              (3,014,521)            (1,044,446)